UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

QUETTA ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1).

Dear Stockholder:

You are cordially invited to attend Quetta Acquisition Corporation’s special meeting of Stockholders (the “Special Meeting”) to be held on [●], 2025, [●] Eastern Time. The formal meeting notice and proxy statement for the Special Meeting are attached.

The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Special Meeting online, vote and submit your questions during the Special Meeting by visiting www.[●].

We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the company. The virtual meeting format allows attendance from any location in the world.

Even if you are planning on attending the Special Meeting online, please promptly submit your proxy vote by Internet, telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Special Meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the Special Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time the day before the meeting date. If you attend the Special Meeting online and wish to vote at the Special Meeting, you will be able to do so even if you have previously returned your proxy card.

Thank you for your continued support of and interest in Quetta Acquisition Corporation.

Sincerely,

Hui Chen
Chairman of the Board of Directors and Chief Executive Officer

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING WHETHER OR NOT YOU ATTEND ONLINE, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. YOUR PROXY, GIVEN BY VOTING PRIOR TO THE SPECIAL MEETING, MAY BE REVOKED PRIOR TO ITS EXERCISE BY ENTERING A NEW VOTE OVER THE INTERNET, FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE SPECIAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING ONLINE AND VOTING ONLINE.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE SPECIAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

IF YOU HAVE CHOSEN TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED.

ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING ONLINE MAY VOTE EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Quetta Acquisition Corporation

1185 6th Avenue, Suite 304

New York, NY 10036

(212) 612-1400

NOTICE OF 2024 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [●], 2025

December [●], 2024

To our Stockholders:

Notice is hereby given that the Special Meeting of Stockholders (the “Special Meeting”) of Quetta Acquisition Corporation, a Delaware corporation (the “Company,” “Quetta”, “our,” “we” or “us”), will be held as a “virtual meeting” via live audio webcast on [●], 2025, at [●] Eastern Time for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	The Extension Amendment Proposal: a proposal by stockholder resolution to amend (the “Extension Amendment”) the Company’s Amended and Restated Certificate of Incorporation (“A&R Certificate of Incorporation”) in their entirety and the substitution in their place of the third amended and restated certificate of incorporation of the Company in the form attached as Annex A hereto (the “Third A&R Certificate of Incorporation”), to provide that beginning on January 10, 2025 until October 10, 2026, the Company may elect to extend the date by which the Company has to consummate a business combination (the “Combination Period”) month-by-month each time for a total of up to thirty six (36) months from the consummation of the Company’s initial public offering and pay a fee of $60,000 per month in connection with each such extension into the Corporation’s trust account (such proposal, the “Extension Amendment Proposal”).

(2)	Ratification to Expand the Geographic Scope of the Company’s Acquisition Criteria for Business Combination: a proposal by stockholder resolution to include any entity with its principal business operations in the geographical regions of China, Hong Kong, and Macau in the Company’s acquisition criteria in its search for a prospective target business for its business combination (such proposal, the “Acquisition Criteria Expansion Proposal”).

(3)	Other Business Proposal: a proposal to consider and vote upon any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

Pursuant to our Amended and Restated Bylaws, our Board has fixed the close of business on December 16, 2024 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Special Meeting and any adjournment thereof. Holders of our common stock are entitled to vote at the Special Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, on December [●], 2024, we first sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2024 proxy statement and our Special report on Form 10-K for the fiscal year ended December 31, 2023 online. Stockholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

You will be able to attend the Special Meeting via live audio webcast by visiting the Company’s virtual meeting website at www.[●] on [●], 2025, at [●] Eastern Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials that you received for the Special Meeting. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website. Further instructions on how to attend and participate in the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Your vote is important. Whether or not you plan to attend the Special Meeting, please vote your shares by promptly completing, signing and returning the enclosed proxy card. You may also vote your shares over telephone or the Internet in accordance with the instructions on the proxy card. Any stockholder attending the Special Meeting may vote in person at the virtual meeting, even if you have already returned a proxy card or voting instruction card.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [●], 2025: This notice of Special meeting of stockholders, the proxy statement, including your proxy card, and our Special report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet.

By:	/s/ Hui Chen
Hui Chen
Chairman of the Board of Directors and Chief Executive Officer

TABLE OF CONTENTS

PROXY STATEMENT	1
RISK FACTORS	3
QUESTIONS AND ANSWERS ABOUT THE MEETING	24
PROPOSAL 1: THE EXTENSION AMENDMENT PROPOSAL	29
PROPOSAL 2: RATIFICATION OF THE DOWNSIZE PROPOSAL	32
PROPOSAL 3: RATIFICATION OF THE ACQUISITION CRITERIA EXPANSION PROPOSAL	31
VOTING SUBMISSION	35
ANNEX A: THE THIRD AMENDMENT AND RESTATED TO THE CERTIFICATE OF INCORPORATION	A-1
PROXY

i

Quetta Acquisition Corporation

1185 6th Avenue, Suite 304

New York, NY 10036

(212) 612-1400

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [●], 2025: This notice of Special meeting of stockholders, the proxy statement, including your proxy card, and our Special report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.proxyvote.com.

Your proxy is solicited by the Board of Directors for our Special Meeting of Stockholders (the “Special Meeting”), to be held on [●], 2025, at [●] Eastern Time. Our Special Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via live audio webcast. The Company’s principal executive office is located at 1185 6th Avenue, Suite 304, New York, NY 10036, and the telephone number is (212) 612-1400.

At the Special Meeting, you will be asked to consider and vote upon the following matters:

(1)	The Extension Amendment Proposal: a proposal by stockholder resolution to amend (the “Extension Amendment”) the Company’s Amended and Restated Certificate of Incorporation (“A&R Certificate of Incorporation”) in their entirety and the substitution in their place of the third amended and restated certificate of incorporation of the Company in the form attached as Annex A hereto (the “Third A&R Certificate of Incorporation”), to provide that beginning on January 10, 2025 until October 10, 2026, the Company may elect to extend the date by which the Company has to consummate a business combination (the “Combination Period”) month-by-month each time for a total of up to thirty six (36) months from the consummation of the Company’s initial public offering and pay a fee of $60,000 per month in connection with each such extension into the Corporation’s trust account (such proposal, the “Extension Amendment Proposal”).

(2)	Ratification to Expand the Geographic Scope of the Company’s Acquisition Criteria for Business Combination: a proposal by stockholder resolution to include any entity with its principal business operations in the geographical regions of China, Hong Kong, and Macau in the Company’s acquisition criteria in its search for a prospective target business for its business combination (such proposal, the “Target Search Expansion Proposal”).

(3)	Other Business Proposal: a proposal to consider and vote upon any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

Pursuant to our Amended and Restated Bylaws, our Board has fixed the close of business on December 16, 2024 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Special Meeting and any adjournment thereof. Holders of our common stock are entitled to vote at the Special Meeting. Our Special Meeting will be both virtual, conducted online via live audio webcast, and in-person.

1

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, on December [●], 2024, we first sent our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2024 proxy statement and our Special report on Form 10-K for the fiscal year ended December 31, 2023 online. Stockholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

You will be able to attend the Special Meeting via live audio webcast by visiting Company’s virtual meeting website at www.[●] on [●], 2025, at [●] Eastern Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website.

Further instructions on how to attend and participate in the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

RISK FACTORS

You should consider carefully all of the risks described in our (i) Registration Statement on Form S-1, pursuant to the final prospectus of the Company, dated as of October 10, 2023, and filed with the SEC (File No. 333-274098) on October 10, 2023 (the “Prospectus”), and (ii) other reports Company’s files with the SEC, before making a voting decision or redemption decision with respect to our securities. Furthermore, if any of the following events occur, our business, financial condition and operating results may be materially adversely affected or we could face liquidation. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described in the aforementioned filings and below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business, financial condition and operating results or result in our liquidation.

There are no assurances that the Extension Amendment will enable us to complete a business combination.

Approving the Extension Amendment involves a number of risks. Even if the Extension Amendment is approved, the Company can provide no assurances that a business combination will be consummated prior to the Certificate of Incorporation extended date or Additional Certificate of Incorporation extended dates. Our ability to consummate any business combination is dependent on a variety of factors, many of which are beyond our control. Even if the Extension Amendment and any business combination are approved by our shareholders, it is possible that redemptions will leave us with insufficient cash to consummate a business combination on commercially acceptable terms, or at all. The fact that we will have separate redemption periods in connection with the Extension Amendment and a Business Combination vote could exacerbate these risks. Other than in connection with a redemption offer or liquidation, our shareholders may be unable to recover their investment except through sales of our shares on the open market. The price of our shares may be volatile, and there can be no assurance that shareholders will be able to dispose of our shares at favorable prices, or at all.

In the event the Extension Amendment Proposal is approved and effected, the ability of our public shareholders to exercise redemption rights with respect to a large number of our public shares may adversely affect the liquidity of our securities.

A public shareholder may request that the Company redeem all or a portion of such public shareholder’s common stock for cash. The ability of our public shareholders to exercise such redemption rights with respect to a large number of our common stock issued as part of the units sold in our IPO, may adversely affect the liquidity of our common stocks. As a result, you may be unable to sell your common stock even if the market price per share is higher than the per-share redemption price paid to public shareholders who elect to redeem their shares.

In the event the Extension Amendment Proposal is approved and we amend our Certificate of Incorporation, Nasdaq may delist our securities from trading on its exchange following shareholder redemptions in connection with the Extension Amendment, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stocks, units and rights are listed on the Nasdaq Global Market. We are subject to compliance with Nasdaq’s continued listing requirements in order to maintain the listing of our securities on Nasdaq. Such continued listing requirements for our common stock include, among other things, the requirement to maintain at least 300 public shareholders, at least 600,000 publicly held shares and the Market Value of Listed Securities (as defined in Nasdaq Rule 5005) of at least $50 million. Pursuant to the terms of the Certificate of Incorporation, in the event the Extension Amendment Proposal is approved and the Certificate of Incorporation are amended, holders of the public shares may elect to redeem their shares and, as a result, we may not be in compliance with Nasdaq’s continued listing requirements.

We expect that if our common stocks fail to meet Nasdaq’s continued listing requirements, our units and rights will also fail to meet Nasdaq’s continued listing requirements for those securities. We cannot assure you that any of our common stocks, units or rights will be able to meet any of Nasdaq’s continued listing requirements following any shareholder redemptions of our public shares in connection with the amendment of our Certificate of Incorporation pursuant to the Extension Amendment Proposal. If our securities do not meet Nasdaq’s continued listing requirements, Nasdaq may delist our securities from trading on its exchange.

If Nasdaq delists any of our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

(i)	a limited availability of market quotations for our securities;

(ii)	reduced liquidity for our securities;

(iii)	a determination that our common stock are “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

(iv)	a limited amount of news and analyst coverage;

(v)	a decreased ability to issue additional securities or obtain additional financing in the future; and

(vi)	a decreased ability to enter into a business Combination or the termination of a business combination agreement if maintaining the listing of our securities on Nasdaq is one of closing conditions and not waived by the business Combination target company.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Our common stocks, units and rights qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by special purpose acquisition companies (“SPACs”)s, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute, and we would be subject to regulation in each state in which we offer our securities.

Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications, may adversely affect our business, including our ability to negotiate and complete our initial business combination.

We are subject to the laws and regulations, and interpretations and applications of such laws and regulations, of national, regional, state and local governments and, potentially, non-U.S. jurisdictions. In particular, we are required to comply with certain Securities and Exchange Commission (“SEC”) and potentially other legal and regulatory requirements, and our consummation of an initial business combination may be contingent upon our ability to comply with certain laws, regulations, interpretations and applications and any post-business combination company may be subject to additional laws, regulations, interpretations and applications. Compliance with, and monitoring of, the foregoing may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination. The SEC has recently adopted certain rules and may, in the future adopt other rules, which may have a material effect on our activities and on our ability to consummate an initial business combination, including the SPAC Rule Proposals described below.

The SEC issued final rules to regulate special purpose acquisition companies that may increase our costs and the time needed to complete our initial business combination.

With respect to the regulation of special purpose acquisition companies like the Company (“SPACs”), on January 24, 2024, the SEC adopted the previously proposed rules (the “SPAC Rules”) on January 24, 2024 relating to, among other items, disclosures in business combination transactions involving SPACs and private operating companies; the condensed financial statement requirements applicable to transactions involving shell companies; the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions. These SPAC Rules may increase the costs of and the time needed to negotiate and complete an initial business combination, and may constrain the circumstances under which we could complete an initial business combination.

If we are deemed to be an investment company for purposes of the Investment Company Act, we would be required to institute burdensome compliance requirements and our activities would be severely restricted. As a result, in such circumstances, unless we are able to modify our activities so that we would not be deemed an investment company, we may abandon our efforts to complete an initial business combination and instead liquidate the Company.

As described further above, the SPAC Rule Proposals relate, among other matters, to the circumstances in which SPACs such as the Company could potentially be subject to the Investment Company Act and the regulations thereunder. The SPAC Rule Proposals would provide a safe harbor for such companies from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that a SPAC satisfies certain criteria, including a limited time period to announce and complete a de-SPAC transaction. Specifically, to comply with the safe harbor, the SPAC Rule Proposals would require a company to file a report on Form 8-K announcing that it has entered into an agreement with a target company for a business combination no later than 24 months after the effective date of its registration statement for its initial public offering (the “IPO Registration Statement”). The company would then be required to complete its initial business combination no later than 24 months after the effective date of the IPO Registration Statement. As indicated above, we completed our IPO on October 10, 2023, and have operated as a blank check company searching for a target business with which to consummate an initial business combination since such time (or approximately 14 months after the effective date of our IPO, as of the date of this proxy statement).

There is currently uncertainty concerning the applicability of the Investment Company Act to SPACs. There is no assurance that will complete an initial business combination within 24 months of the effective date of our IPO Registration Statement.

It is possible that a claim could be made that we have been operating as an unregistered investment company. In addition, even prior to the 24-month anniversary of the effective date of the IPO Registration Statement, we may be deemed to be an investment company. The longer that the funds in the Trust Account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, even prior to the 24-month anniversary, the greater the risk is that we may be considered an unregistered investment company, in which case we may be required to liquidate. For so long as the funds in the Trust Account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, the risk that we may be considered an unregistered investment company and required to liquidate is greater than that of a special purpose acquisition company that has elected to liquidate such investments and to hold all funds in its Trust Account in cash (i.e., in one or more bank accounts). Accordingly, we may determine, in our discretion, to liquidate the securities held in the Trust Account at any time, even prior to the 24-month anniversary of the effective date of the IPO Registration Statement, and instead hold all funds in the Trust Account as cash items, which would further reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

If we are deemed to be an investment company under the Investment Company Act, our activities would be severely restricted. In addition, we would be subject to burdensome compliance requirements. We do not believe that our principal activities will subject us to regulation as an investment company under the Investment Company Act. However, if we are deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, we would be subject to additional regulatory burdens and expenses for which we have not allotted funds. As a result, unless we are able to modify our activities so that we would not be deemed an investment company, we may abandon our efforts to complete an initial business combination and instead liquidate the Company. Were we to liquidate, our rights would expire worthless, and our shareholders would lose the investment opportunity associated with an investment in the target company, including potential price appreciation of our securities.

The Committee on Foreign Investment in the U.S. (“CFIUS”) or other regulatory agencies may modify, delay or prevent the business combination.

CFIUS or other regulatory agencies may modify, delay or prevent the business combination. CFIUS has authority to review certain direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings in some circumstances, to charge filing fees when applicable and to self-initiate national security reviews of certain direct or indirect foreign investments in U.S. companies if the parties to that investment choose not to file voluntarily. If CFIUS determines an investment to pose a threat to national security, CFIUS has the power to place restrictions on the investment or to recommend that the President of the United States order the transaction blocked or unwound. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of foreign beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by a foreign person always are subject to CFIUS jurisdiction. CFIUS also has jurisdiction to review investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”

In the event that CFIUS does assert jurisdiction over the business combination, CFIUS may decide to modify or delay the business combination, impose conditions with respect to the business combination, request the President of the United States to prohibit the business combination or order Company to divest all or a portion of the U.S. target business of the business combination that Company acquired without first obtaining CFIUS approval or prohibit the business combination entirely.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy, and Company has only a limited time to complete its initial business combination. If Company is unable to consummate the business combination or any other business combination within the applicable time period required under it’s A&R Memorandum and Certificate, Company would be required to wind up, redeem and liquidate. In such event, Company shareholders would miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment through a business combination with Company. Additionally, our rights will expire worthless, and our shareholders would lose the investment opportunity associated with an investment in the target company, including potential price appreciation of our securities.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (“PCAOB”) determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2023, the SEC shall prohibit our shares or other securities from being traded on a national securities exchange or in the over the counter trading market in the U.S. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

Our current auditor, the independent registered public accounting firm that issues the audit report included elsewhere in the Proxy Statement, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. However, if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, Nasdaq would delist our securities, including our units, common stocks and rights being offered in this offering, and the SEC shall prohibit them from being traded on a national securities exchange or in the over the counter trading market in the U.S. If our securities are delisted and prohibited from being traded on a national securities exchange or in the over the counter trading market in the U.S. due to the PCAOB not being able to conduct inspections or full investigations of our auditor, it would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China (“SOP”), taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. Pursuant to the SOP, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should the People’s Republic of China (“PRC” or “China”) authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our auditor, MaloneBailey, LLP, headquartered in Houston, Texas, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in China or Hong Kong and was not identified in the determination report as a firm subject to the PCAOB’s determination.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA. It is unclear when the SEC will complete its rulemaking and when such rules will become effective. The SEC has also announced amendments to various annual report forms to accommodate the certification and disclosure requirements of the HFCAA. There could be additional regulatory or legislative requirements or guidance that could impact us if our auditor is not subject to PCAOB inspection. The implications of these possible regulations in addition to the requirements of the HFCAA are uncertain, and such uncertainty could cause the market price of our securities to be materially and adversely affected. If, for whatever reason, the PCAOB is unable to conduct inspections or full investigations of our auditor, the Company could be delisted or prohibited from being traded over the counter earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such delisting and prohibition would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

Inspections of audit firms that the PCAOB has conducted have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. If the PCAOB were unable to conduct inspections or full investigations of the Company’s auditor, investors in our securities would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would may make it more difficult to evaluate the effectiveness of the Company’s independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in the audit procedures of our auditor and reported financial information and the quality of our financial statements.

Risks Associated with Acquiring and Operating a Business in China

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to investors and our company.

As a blank check company with no material operations of our own, we conduct our operations through an office space in the U.S. and our Chef Executive Officer has significant ties to the PRC. Therefore, we are subject to the risks of uncertainty in the interpretation and enforcement of PRC laws and regulations. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in completion of our initial business combination, our operations and/or the value of our securities.

The PRC government exerts substantial influence over the manner in which we conduct our business activities if we pursue a business combination with a China-based business. The PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas, which could result in a material change in our operations and/or the value of our securities, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the PRC economy through regulation and state ownership. Our operations and the post-combination entity’s ability to operate in China may be harmed by changes in its laws and regulations, including those relating to securities, taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese businesses or properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

As such, our operations and post-combination entity’s business segments may be subject to various government and regulatory interference in the provinces in which they operate at any time. The post-combination entity could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We and our post-combination entity may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. If the PRC government initiates an investigation into us at any time alleging us violation of cybersecurity laws, anti-monopoly laws, and securities offering rules in China in connection with this offering or future business combination, we may have to spend additional resources and incur additional time delays to comply with the applicable rules, and our business operations will be affected materially and any such action could cause the value of our securities to significantly decline or be worthless.

As the date of the Proxy Statement, there are no PRC laws and regulations (including the CSRC, the CAC, or any other government entity) in force explicitly requiring that we obtain permission from PRC authorities for this offering or to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from any relevant PRC authorities. However, it is uncertain when and whether the we and our post-combination entity will be required to obtain permission from the PRC government to list on U.S. stock exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Any new policies, regulations, rules, actions or laws by the PRC government may subject us or our post-combination entity to material changes in operations, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue a business combination with a China-based business.

The M&A Rules adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce (the “MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the anti-monopoly enforcement agency of the State Council (currently the “Anti-Monopoly Bureau of the State Administration for Market Regulation”) shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. On July 1, 2015, the National Security Law of China took effect, which provided that China would establish rules and mechanisms to conduct national security review of foreign investments in China that may impact national security. On March 15, 2019, the PRC National People’s Congress approved the Foreign Investment Law of China (the “Foreign Investment Law”), which came into effect on January 1, 2020, reiterates that China will establish a security review system for foreign investments. On December 19, 2020, the National Development and Reform Commission (the “NDRC”) and the MOFCOM jointly issued the Measures for the Security Review of Foreign Investments (the “New FISR Measures”), which was made according to the National Security Law and the Foreign Investment Law and became effective on January 18, 2021. The New FISR Measures further expand the scope of national security review on foreign investment compared to the existing rules, while leaving substantial room for interpretation and speculation.

In the future, we may pursue a business combination with a China-based business. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM, any other relevant PRC governmental authorities or their respective local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact our ability to pursue a business combination with a China-based business.

The Foreign Investment Law replaced the trio of prior laws regulating foreign investment in the PRC, namely, the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Invested Enterprise Law, together with their implementation rules and ancillary regulations, and became the legal foundation for foreign investment in the PRC from January 1, 2020. Meanwhile, the Implementation Regulation of the Foreign Investment Law and the Measures for Reporting of Information on Foreign Investment came into effect as of January 1, 2020, which clarified and elaborated the relevant provisions of the Foreign Investment Law.

The Foreign Investment Law sets out the basic regulatory framework for foreign investments and proposes to implement a system of pre-entry national treatment with a negative list for foreign investments, pursuant to which (i) foreign entities and individuals are prohibited from investing in the areas that are not open to foreign investments, (ii) foreign investments in the restricted industries must satisfy certain requirements under the law, and (iii) foreign investments in business sectors outside of the negative list will be treated equally with domestic investments. The Foreign Investment Law also sets forth necessary mechanisms to facilitate, protect and manage foreign investments and proposes to establish a foreign investment information reporting system, through which foreign investors or foreign-invested enterprises are required to submit initial report, report of changes, report of deregistration and annual report relating to their investments to the MOFCOM or its local branches. As the Foreign Investment Law is still relatively new, it is unclear how the regulations will be interpreted and implemented by the relevant government authorities.

If, after our initial business combination, substantially all of our assets will be located in China and substantially all of our revenue will be derived from our operations there, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China as well as litigation and publicity surrounding China-based companies listed in the United States.

Substantially all of our assets may be located in China after our initial business combination. The economic, political and social conditions, as well as government policies, of China could affect our business. The economies in Asia differ from the economies of most developed countries in many respects. For the most part, such economies have grown at a rate in excess of the United States; however, (i) such economic growth has been uneven, both geographically and among various sectors of the economy and (ii) such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

We believe that litigation and negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted stock prices for these companies. Various equity-based research organizations have published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny of our assets and operation, in China, if any, regardless of its lack of merit, could result in a diversion of management resources and energy, potential costs to defend ourselves against rumors, decreases and volatility in the trading price of our securities, and increased directors’ and officers’ insurance premiums and could have an adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

Agreements we may enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct operations through affiliates in the PRC may be subject to a high level of scrutiny by the relevant tax authorities.

Under the laws of the PRC, agreements and transactions among related parties may be subject to audit or challenge by the relevant tax authorities. If any of the transactions we enter into with potential future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the relevant tax authorities may have the authority to disallow any tax savings, adjust the profits and losses of such potential future local entities and assess late payment interest and penalties. A finding by the relevant tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities is not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment. In addition, in the event that in connection with an acquisition of an offshore entity that conducted its operations through affiliates in the PRC, the sellers of such entities failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

China’s economic, political and social conditions, as well as sudden or unexpected changes in any government policies, laws and regulations, could have a material adverse effect on our business or business combination, and the PRC government may intervene or influence the combined company’s operations at any time.

If we effect our initial business combination with a business located in the PRC, a substantial portion of our operations may be conducted in China, and a significant portion of our net revenues may be derived from customers where the contracting entity is located in China. Accordingly, our business, financial condition, results of operations, prospects and any potential business combination and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China. For example, as a result of recent proposed changes in the cybersecurity regulations in China that would require certain Chinese technology firms to undergo a cybersecurity review before being allowed to list on foreign exchanges, this may have the effect of further narrowing the list of potential businesses in China’s consumer, technology and mobility sectors that we intend to focus on for our business combination or the ability of the combined company to list in the United States.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for target services and products depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our services and products, which in turn could reduce our net revenues.

Although China’s economy has been transitioning from a planned economy to a more market oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business.

The PRC government has significant oversight and discretion over the conduct of a PRC company’s business and may intervene with or influence its operations at any time as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of the combined company. Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to consummate a business combination with a China-based target business, the combined company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. China’s social and political conditions may change and become unstable. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

Complying with evolving PRC laws and regulations regarding cybersecurity, information security, privacy and data protection and other related laws and requirements may increase the cost of our initial business combination with a China-based business and could even result in our inability to consummate an initial business combination with a China-based business.

If we pursue a business combination with a China-based business, we may face additional burdens in connection with the PRC laws and regulations regarding cybersecurity, information security, privacy and data protection. Regulatory authorities in China have been considering a number of legislative proposals to heighten data protection and cybersecurity regulatory requirements. Since the promulgation of the PRC Cybersecurity Law, which became effective in June 2017, numerous regulations, guidelines and other measures have been and are expected to be adopted under the PRC Cybersecurity Law. In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Measures for Cybersecurity Review, which requires that operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On December 28, 2021, the CAC published the Measures for Cybersecurity Review which will become effective on February 15, 2022, which required that any “network platform operator” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The PRC Data Security Law, which took effect on September 1, 2021, imposes data security and privacy obligations on entities and individuals that carry out data activities, provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the Standing Committee of the People’s Congress promulgated the PRC Personal Information Protection Law (the “PIPL”), which is to take effect on November 1, 2021. The PIPL sets out the regulatory framework for handling and protection of personal information and transmission of personal information overseas. If our potential future target business in China involves collecting and retaining internal or customer data, such target might be subject to the relevant cybersecurity laws and regulations, including the PRC Cybersecurity Law and the PIPL, and the cybersecurity review before effecting a business combination.

In addition, the Opinions jointly issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council on July 6, 2021 call for strengthened regulation over illegal securities activities and supervision of overseas listings by China-based companies and propose to take effective measures, such as promoting the development of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As of the date of the Proxy Statement, no official guidance and related implementation rules have been issued in relation to these recently issued opinions and the interpretation and implementation of the Opinions remain unclear at this stage. We cannot assure you that we will not be required to obtain the pre-approval of the CSRC and potentially other PRC governmental authorities to pursue any business combination with a China-based company.

As a result, we may not be able to complete or obtain the applicable review procedures and pre-approvals in a timely manner, or at all, and it may require more time, more effort and more resources to identify a suitable target in China and to consummate an initial business combination. This may ultimately result in our inability to consummate an initial business combination on terms favorable to our investors.

If we effect our initial business combination with a business located in the PRC, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located in the PRC, the laws applicable to such business will govern almost all of the material agreements relating to its operations. We cannot assure you that we or the target business will be able to enforce any of its material agreements or that remedies will be available in this jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. In addition, the judiciary in the PRC is relatively inexperienced compared to others in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. In addition, to the extent that our target business’s material agreements are with governmental agencies in the PRC, we may not be able to enforce or obtain a remedy from such agencies due to sovereign immunity, in which the government is deemed to be immune from civil lawsuit or criminal prosecution. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

The PRC governmental authorities may take the view now or in the future that an approval from them is required for an overseas offering by a company affiliated with Chinese businesses or persons or a business combination with a target business based in and primarily operating in China.

The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by special purpose vehicles seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.

Moreover, except for emphasizing the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies, the Opinions, which was made available to the public on July 6, 2021, also provides that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities.

On December 24, 2021, the State Council published the draft Administrative Provisions on the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Administrative Provisions”), and the CSRC published the draft Measures for Record-filings of the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Measures”), for public comment. Pursuant to Article 2 of the Administrative Provisions, domestic enterprises that (i) offer shares, depository receipts, convertible notes or other equity securities overseas, or (ii) list securities on an overseas stock exchange, must complete record-filing procedures and report the relevant information to the CSRC. The CSRC shall determine the record-filing method. Pursuant to the Article 2 of the Measures, domestic enterprises that directly or indirectly offer or list securities on an overseas stock exchange shall file with the CSRC within three business days after submitting their initial public offering and/or listing application documents. The requested filing documents include, but are not limited to: (i) a filing report and related undertakings; (ii) regulatory opinions, filing or approval documents issued by the relevant authorities (if applicable); (iii) security review opinions issued by the relevant authorities, if applicable; (iv) a PRC legal opinion; and (v) a prospectus.

On December 27, 2021, the NDRC and the MOFCOM jointly promulgated the Special Administrative Measure (Negative List) for the Access of Foreign Investment (2021 Version), or the Negative List, which became effective on January 1, 2022. According to Article 6 of the Negative List, domestic enterprises engaging in businesses in which foreign investment is prohibited shall obtain approval from the relevant authorities before offering and listing their shares on an overseas stock exchange. In addition, certain foreign investors shall not be involved in the operation or management of the relevant enterprise, and shareholding percentage restrictions under relevant domestic securities investment management regulations shall apply to such foreign investors.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. Compared to the Measures, the Trial Administrative Measures further clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023. However, such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters such as: an issuer must file with the CSRC within three business days after it submits an application for initial public offering to competent overseas regulators; and subsequent reports shall be filed with the CSRC on material events, including change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

Based on our understanding of the current PRC laws and regulations in effect at the time of the Proxy Statement, no prior permission is required under the M&A Rules, the Opinions, the Trial Administrative Measures, or the Negative List from any PRC governmental authorities (including the CSRC) for consummating this offering by our company, given that our company is a blank check company newly incorporated in Delaware rather than China and currently the company conducts no business in China. However, there remains some uncertainty as to how the M&A Rules, the Opinions, or the Trial Administrative Measures will be interpreted or implemented in the context of an overseas offering or if we decide to consummate the business combination with a target business based in and primarily operating in China. If the CSRC or another PRC governmental authority subsequently determines that its approval is needed for this offering, or a business combination with a target business based in and primarily operating in China, we may face approval delays, adverse actions or sanctions by the CSRC or other PRC governmental authorities. In any such event, these governmental authorities may delay this offering or a potential business combination, impose fines and penalties, limit our operations in China, or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

As of the date of the Proxy Statement, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities.

Our company is a blank check company incorporated under the laws of Delaware. We currently do not hold any equity interest in any PRC company or operate any business in China. Therefore, we are not required to obtain any permission from any PRC governmental authorities to operate our business as currently conducted. If we decide to consummate our business combination with a target business based in and primarily operating in China, the combined company’s business operations in China through its subsidiaries are subject to relevant requirements to obtain applicable licenses from PRC governmental authorities under relevant PRC laws and regulations.

If we decide to consummate our initial business combination with a target business based in and primarily operating in China, we may be subject to the Trial Administrative Measures if the Company meets the following criteria: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; and if required, we cannot assure you that we will be able to complete such process on time.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the Opinions on Strictly and Lawfully Cracking Down Illegal Securities Activities to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 24, 2021, the China Securities Regulatory Commission (the “CSRC”) published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Measures”) for public comments. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

According to Relevant Officials of the CSRC Answered Reporter Questions (“CSRC Answers”), after the Administration Provisions and Measures are implemented upon completion of public consultation and due legislative procedures, the CSRC will formulate and issue guidance for filing procedures to further specify the details of filing administration and ensure that market entities could refer to clear guidelines for filing, which means it will still take time to put the Administration Provisions and Measures into effect. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. Compared to the Measures, the Trial Administrative Measures further clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023. However, such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters such as: an issuer must file with the CSRC within three business days after it submits an application for initial public offering to competent overseas regulators; and subsequent reports shall be filed with the CSRC on material events, including change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. According to CSRC Answers and Trial Administrative Measures, if we decide to consummate our initial business combination with a target business based in and primarily operating in China, we could be subject to the filing process. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that we will be able to receive clearance from the CSRC in a timely fashion, which could adversely affect our potential business combination with a PRC operating business and the business, financial condition and results of operations of the combined company.

We may consummate a business combination with a target business based in and primarily operating in China, after which the PRC subsidiaries of the combined company will be subject to restrictions on dividend payments.

We may consummate a business combination with a target business based in and primarily operating in China. After such business combination, the combined company may rely on dividends and other distributions from the PRC subsidiaries of the combined company to provide it with cash flow and to meet its other obligations. These dividends or other distributions to be paid by the PRC subsidiaries arise from the combined company’s entitlements to substantially all of the economic benefits of the PRC subsidiaries. Current regulations in China would permit the combined company’s PRC subsidiaries to pay dividends only out of their accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the combined company’s PRC subsidiaries in China will be required to set aside at least 10% of their after-tax profits each year to fund their respective statutory reserves (up to an aggregate amount equal to half of their respective registered capital). Such cash reserve may not be distributed as cash dividends. Each of the PRC subsidiaries as a foreign invested enterprise is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. In addition, if the combined company’s PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make payments to the combined company or its PRC subsidiaries, as applicable. Further, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

Exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in the PRC and limit our ability to utilize our cash flow effectively following our initial business combination.

The State Administration of Foreign Exchange of the PRC, or SAFE, promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015. Circular 19 regulates the use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company.

Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments in the PRC. However, Circular 19 states that RMB converted from foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. As a result, it is unclear whether SAFE will permit such capital to be used for equity investments in the PRC.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective on June 9, 2016. Circular 16 reiterates some of the rules in Circular 19. However, Circular 16 also changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and Circular 16 could result in administrative penalties.

As such, Circular 19 and Circular 16 may significantly limit our ability to transfer the proceeds of this offering to a PRC target company and the use of such proceeds by the PRC target company. In addition, following our initial business combination with a PRC target company, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of the Renminbi into foreign currencies. Currently, Foreign Invested Enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following our initial business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE.

We cannot assure you the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.10 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless. Thus, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your share in the open market.

Governmental control of currency conversion may limit the ability of our operating companies in China to utilize their revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We may consummate a business combination with a target business based in and primarily operating in China, after which the operating companies in China upon consummation of the business combination may receive substantially all of their revenues in Renminbi. Under the expected corporate structure, the combined company, may rely on dividend payments from its PRC subsidiaries to fund any cash and financing requirements it may have. Under existing PRC foreign exchange regulations, payments in foreign currencies of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made without prior approvals of the SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approvals of SAFE, cash generated from the operations of PRC operating companies in China may be used to pay dividends. However, approvals from or registration with appropriate government authorities are required where Renminbi is to be converted into foreign currencies and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

As a result, the PRC subsidiaries of the combined company will need to obtain the SAFE approval to pay off their debt in a currency other than Renminbi owed to any entities outside China or to make other capital expenditure payments outside China in a currency other than Renminbi.

In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny over major outbound capital movements including overseas direct investment. More restrictions and substantial vetting process have been put in place by SAFE to regulate cross-border transactions that fall under the capital account transactions. The PRC government may in the future at its discretion further restrict access to foreign currencies for current account transactions. If the foreign exchange control regulations prevent the combined company from obtaining sufficient foreign currencies from its PRC subsidiaries to satisfy its capital demands, the combined company may not be able to pay dividends in foreign currencies to its shareholders. Any future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use of our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

If we enter into a business combination with a target business operating in China, PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent the combined company from using the proceeds from the business combination to make loans to or make additional capital contributions to its PRC subsidiaries, which could materially and adversely affect PRC operating companies’ liquidity and ability to fund the operations.

If we acquire a target business based in and operating in China, the combined company may be an offshore holding company conducting its operations in China through its PRC subsidiaries. The combined company may make loans or additional capital contributions to its PRC subsidiaries, or the combined company may establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries. Most of these activities are subject to PRC regulations and approvals. For example, loans by the combined company to the PRC entity to finance its activities cannot exceed the difference between their respective total project investment amount and registered capital or 2.5 times of their net worth and capital contributions to our PRC entity will be subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China.

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our PRC entity, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC entity or with respect to future capital contributions by us to our PRC entity. If we merge with a China-based operating company, and if we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

As a result of the M&A Rules implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On September 8, 2006, the MOFCOM, together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the MOFCOM, the State Administration of Industry and Commerce (SAIC), the SAFE or its branch offices, the State Asset Supervision and Administration Commission, and the CSRC. Depending on the structure of the transaction as determined once a definitive agreement is executed, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to the MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. It is expected that compliance with the regulations will be more time-consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Subsequent to the promulgation of the Foreign Investment Law and the relevant implementation rules and regulations, some of the provisions have been replaced or repealed, but there is uncertainty in interpretation and implementation. Therefore, a business combination we propose may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

Because the M&A Rules permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by the MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders’ interests in an acquisition of a Chinese business or assets.

PRC regulations relating to offshore investment activities by PRC residents may limit our ability to inject capital in our Chinese subsidiaries and Chinese subsidiaries’ ability to change their registered capital or distribute profits to the combined company or otherwise expose it or its PRC resident beneficial owners to liability and penalties under PRC laws.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change, including, among other things, any major change of a PRC resident shareholder, name or term of operation of the SPVs, or any increase or reduction of the SPVs’ registered capital, share transfer or swap, merger or division. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE or its branches. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

We cannot provide assurance that our shareholders that are PRC residents at all times comply with, or in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 37 or other related rules. Failure or inability of the combined company’s PRC resident shareholders to comply with the registration procedures set forth in these regulations may subject the combined company to fines and legal sanctions, restrict its cross-border investment activities, limit the ability of its wholly foreign-owned subsidiary in China to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation, and the combined company may also be prohibited from injecting additional capital into the subsidiary. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. As a result, the combined company’s business operations and the combined company’s ability to distribute profits to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Certain existing or future U.S. laws and regulations may restrict or eliminate our ability to complete a business combination with certain companies, particularly those target companies in China.

Future developments in U.S. laws may restrict our ability or willingness to complete certain business combinations with companies. For instance, the recently enacted the HFCA Act would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCA Act also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government, specifically, those based in China. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, thus reducing the time period before our securities may be prohibited from trading or delisted.

We may not be able to consummate a business combination with a favored target business due to these laws. Even if we were successful in consummating a business combination, we may be required to delist from Nasdaq, which would severely impact the price of our securities. Furthermore, the documentation we may be required to submit to the SEC proving certain beneficial ownership requirements and establishing that we are not owned or controlled by a foreign government in the event that we use a foreign public accounting firm not subject to inspection by the PCAOB or where the PCAOB is unable to completely inspect or investigate our accounting practices or financial statements because of a position taken by an authority in the foreign jurisdiction could be onerous and time consuming to prepare.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our auditor is located in the United States and inspected by the PCAOB. However, if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction (including, without limitation, PRC government), we will be required by the HCFA Act and, if enacted, the Accelerating Holding Foreign Companies Accountable Act, to delist from Nasdaq because the PCAOB is unable to conduct inspections on such auditor, and our securities are unable to be listed on another securities exchange by the time of such potential delisting, then such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our securities.

Additionally, other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain China-based businesses.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. They involve known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts.

When used in this Proxy Statement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management.

Actual results and stockholders’ value will be affected by a variety of risks and factors, including, without limitation, international, national and local economic conditions, merger, acquisition and business combination risks, financing risks, geo-political risks, acts of terror or war, and those risk factors described under “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2024, in this Proxy Statement and in other reports the Company files with the SEC. Many of the risks and factors that will determine these results and stockholders’ value are beyond the Company’s ability to control or predict.

All such forward-looking statements speak only as of the date of this Proxy Statement. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company’s behalf are qualified in their entirety by this “Cautionary Note Regarding Forward-Looking Statements” section.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why am I Receiving these Materials?

This Proxy Statement and the accompanying materials are being provided for the solicitation of proxies by our Board of Directors for the Special Meeting.

What is the Purpose of the Special Meeting?

This is the Special Meeting of the Company’s Shareholders. At the meeting, we will be voting upon:

(1)	To amend the A&R Certificate of Incorporation by replacing it with a Third A&R Certificate of Incorporation that allows the Company to extend the period for consummating a business combination between the Combination Period month-by-month each time for a total of up to thirty six (36) months from the consummation of the Company’s initial public offering and pay a fee of $60,000 per month in connection with each such extension into the Corporation’s trust account;

(2)	To ratify the Company’s acquisition criteria to include businesses located in China, Hong Kong, and Macau in its search for a prospective target business for its business combination; and

(3)	To transact such other business that properly comes before the Special Meeting or any adjournment or postponement thereof.

How do Proxies Work?

Our Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the meeting in the way you instruct and, with regard to any other business that may properly come before the meeting, as they think best.

I Share an Address with Another Stockholder and We Received Only One Paper Copy of the Proxy Materials. How May I Obtain An Additional Copy of the Proxy Materials?

Our Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice, the Proxy Statement and the Special Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs, and the environmental impact of our Special meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice, the Proxy Statement and the Special Report to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive a separate copy of the Notice, the Proxy Statement and the Special Report, you may contact us at the following address and phone number:

Quetta Acquisition Corporation

1185 6th Avenue, Suite 304

New York, NY 10036

Attention: Hui Chen

Telephone: (212) 612-1400

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who is Entitled to Vote?

Our Board has fixed the close of business on December 16, 2024 as the “Record Date” for a determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. You can vote at the Special Meeting if you held shares of our common stock as of the close of business on the Record Date. As of December 16, 2024, we had [●]shares of common stock issued and outstanding.

Each share of common stock entitles the holder thereof to one (1) vote per share.

A list of stockholders of record entitled to vote at the Special Meeting will be available for inspection at our principal executive offices located at 1185 6th Avenue, Suite 304, New York, NY 10036 for a period of at least 10 days prior to the Special Meeting and during the meeting. The stock transfer books will not be closed between the Record Date and the date of the Special Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Special Meeting. If your shares are held in street name and you would like to vote your shares at the Special Meeting, you will need to obtain a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Special Meeting.

How Do I Vote?

Stockholders of Record

For your convenience, our record holders have four methods of voting:

1.	Vote by Internet.

●	Before the meeting: Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

●	During the meeting: Go to www.[●]. You will be able to attend the Special Meeting online, vote your shares electronically until voting is closed and submit your questions during the Special Meeting.

2.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.	Vote by telephone. You may vote by proxy by calling [●] and following the instructions on the proxy card.

Beneficial Owners of Shares Held in Street Name

For your convenience, our beneficial owners have four methods of voting:

1.	Vote by Internet.

●	Before the meeting: Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

●	During the meeting: Go to www.[●]. You will be able to attend the Special Meeting online, vote your shares electronically until voting is closed and submit your questions during the Special Meeting. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Special Meeting.

2.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.	Vote by telephone. You may vote by proxy by calling [●] and following the instructions on the proxy card.

If you vote by Internet or by telephone, please DO NOT mail your proxy card.

How Will My Shares Be Voted?

All shares entitled to vote and represented by a properly completed, executed and delivered proxy received before the Special Meeting and not revoked will be voted at the Special Meeting as you instruct in a proxy delivered before the Special Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted for each proposal and each director nominee and with regard to any other matters that may be properly presented at the Special Meeting and all matters incident to the conduct of the meeting. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is My Vote Confidential?

Yes, your vote is confidential. The only persons who have access to your vote are the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our Company’s management and the Board.

What Constitutes a Quorum?

To carry on business at the Special Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, holders representing at least a majority of the shares entitled to vote must be represented in person or by proxy at the virtual meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Special Meeting. If there is not a quorum at the Special Meeting, our stockholders may adjourn the meeting.

The approval of the Extension Amendment Proposal requires the affirmative vote of a majority of the holders of all the outstanding shares of common stock as of the Record Date.

What is a Broker Non-Vote?

If your shares are held in a street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” If you sign your proxy card, but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board. Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

All other proposals are considered non-routine and therefore brokers cannot use discretionary authority to vote shares on other proposals to be considered at the Special Meeting if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are not included in the tabulation of the voting results for any of the proposals and, therefore, do not affect these proposals, but are included for purposes of determining whether a quorum has been reached.

How Many Votes Are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed
To amend the A&R Certificate of Incorporation by replacing it with a Third A&R Certificate of Incorporation that allows the Company to extend the period for consummating a business combination between the Combination Period month-by-month each time for a total of up to thirty six (36) months from the consummation of the Company’s initial public offering and pay a fee of $60,000 per month in connection with each such extension into the Corporation’s trust account;	A majority of the votes cast	No

To ratify the Company’s acquisition criteria to include businesses located in China, Hong Kong, and Macau in its search for a prospective target business for its business combination	A majority of the votes cast	No

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

All shares represented by proxy will be voted at the Special Meeting in accordance with the choices specified on the proxy, and where no choice is specified, in accordance with the recommendations of the Board. Thus, where no choice is specified, the proxies will be voted for the election of all director nominees and the proposals being placed before our stockholders at the Special Meeting.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to our administrator, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting via the internet at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Quetta Acquisition Corporation, 1185 6th Avenue, Suite 304, New York, NY 10036, Attention: Corporate Secretary. Revocations of proxies must be received prior to the time of the Special Meeting to serve as an effective revocation of that proxy.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Special Meeting.

How can I find out the Results of the Voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days after the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [●], 2025: The notice of Special meeting of stockholders, this proxy statement, including your proxy card, and our Special report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.proxyvote.com.

PROPOSAL 1: THE EXTENSION AMENDMENT PROPOSAL

Overview

As part of our commitment to aligning our operations with our strategic goals and providing flexibility in our pursuit of a viable business combination, we present to our shareholders the Extension Amendment Proposal. This proposal is designed to amend the A&R Certificate of Incorporation by substituting it in its entirety with the Third A&R Certificate of Incorporation, as detailed in Annex A of the proxy materials.

The Extension Amendment Proposal is to amend the timeframe within which the Company must consummate a business combination. Originally, the Prospectus stipulated a Combination Period of nine (9) months post-offering closure, extendable up to fifteen (15) months through two potential three-month extensions, contingent upon a deposit of $600,000 per extension into our trust account, or $690,000 if the underwriters’ over-allotment option is fully exercised (the “Paid Extension Period”).

Furthermore, we will be entitled to an automatic six-month extension to complete a business combination (the “Automatic Extension Period”) if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination during the Combination Period or Paid Extension Period. Failure to consummate a business combination within these periods mandated a prompt redemption of public shares and subsequent liquidation of the Company.

In contrast, the proposed Third A&R Certificate of Incorporation introduce a more flexible extension mechanism. Under the Extension Amendment Proposal, the Company may elect to extend the period for consummating a business combination between the Combination Period month-by-month each time for a total of up to thirty six (36) months from the consummation of the Company’s initial public offering and pay a fee of $60,000 per month in connection with each such extension into the Corporation’s trust account.

This Extension Amendment Proposal aims to provide the Company with enhanced flexibility to secure and finalize a suitable business combination, reflecting a strategic adaptation to the dynamic market conditions and opportunities. It aligns with our fiduciary duty to maximize shareholder value while being mindful of the timelines necessary to achieve a successful combination.

Reasons for the Extension Amendment Proposal

Enhanced Strategic Flexibility

The Extension Amendment Proposal significantly enhances the Company’s strategic flexibility by allowing it to extend the Combination Period month-by-month from January 10, 2025, to October 10, 2026. This granular level of control enables the Company to better navigate complex negotiations and due diligence processes, ensuring that any potential business combination is thoroughly evaluated and aligns optimally with our strategic objectives. This approach allows us to adapt more fluidly to changing market conditions and opportunities without the constraints of rigid timelines.

Improved Financial Management

Reducing the deposit required for each extension from $600,000 every three months to $60,000 per month under the new proposal significantly reduces the financial burden on the Company. This revised fee structure not only conserves capital but also improves cash flow management, allowing the Company to allocate resources more efficiently and react more dynamically to unforeseen needs or investment opportunities. The ability to extend the timeframe in smaller increments ensures that funds are only used as necessary, enhancing overall financial stewardship.

Mitigation of Liquidation Risks

Under the original extension mechanism, failure to complete a business combination within the stipulated time frame would lead to the liquidation of the Company. This outcome not only deprives shareholders of potential future gains but also exposes them to the risk of receiving less than their initial investment due to creditor claims. The proposed amendment decreases the likelihood of such an outcome by providing additional time to secure a suitable business combination, thus protecting shareholders’ investments.

If the Extension Amendment Proposal is Not Approved

Adherence to Original Timelines

If the Extension Amendment Proposal is not approved, the Company will be bound to the original timelines specified in the Prospectus for completing a business combination. Currently, the Combination Period is set at 9 months, with the possibility of extending up to an additional 6 months in two three-month increments. Each extension under these original terms requires a substantial financial commitment of $600,000 per extension. This requirement places a significant financial burden on the Company’s resources, which could limit our ability to fund other essential business operations or strategic initiatives, potentially diminishing shareholder value by diverting funds away from more productive uses.

Risk of Suboptimal Business Combination

The existing strict deadlines imposed by the original timeline could force the Company into accelerated due diligence processes and hastened negotiation phases. This compressed timeline increases the risk of overlooking critical details or failing to negotiate the most favorable terms during a business combination. The pressure to close a deal within the specified timeframe may lead the Company to settle for less advantageous agreements or miss out on more suitable opportunities that require more extensive evaluation and negotiation time. Such hurried decisions could result in suboptimal business combinations that do not fully align with the Company’s strategic objectives or maximize shareholder returns.

Potential for Liquidation

If the Company is unable to secure a business combination within the prescribed timeframe and cannot extend it further under the existing rigid extension policy, it may be forced to liquidate as outlined in the Prospectus. In such an event, the shareholders face the risk of receiving only a fraction of their investment back, calculated as a pro rata portion of the funds held in the trust account. The actual amount returned to shareholders could be further reduced by any outstanding creditors’ claims. This scenario not only diminishes the potential returns to shareholders but also eradicates any future value that might have been realized through a successful business combination.

If the Extension Amendment Proposal is Approved

Enhanced Flexibility for Strategic Negotiations

Approval of the Extension Amendment Proposal enables the Company to utilize a flexible, month-by-month extension mechanism for the business combination period, which can extend up to a total of thirty six (36) months from January 10, 2025, to October 10, 2026. This flexibility is critical as it allows the Company to conduct more thorough and comprehensive due diligence processes. With more time available, the Company can deeply evaluate potential targets, understand their market positions, assess risks accurately, and explore optimal strategic opportunities without the pressure of an impending deadline. This thorough approach ensures that any decision made is well-informed and strategically sound, enhancing the likelihood of a successful business combination.

Reduced Financial Pressure

The Extension Amendment Proposal significantly reduces the financial pressure on the Company by lowering the deposit requirement for each extension to $60,000 per month, a marked decrease from the substantial sums required under the original timeframe. This reduction in required deposits frees up capital, preserving financial resources that can be allocated towards other vital strategic investments or conserved for future operational needs. The reduced financial burden ensures that the Company maintains a healthier liquidity position, which is essential for sustaining ongoing business operations and pursuing new opportunities as they arise.

Prevention of Premature Liquidation

The flexible extension framework introduced by the Extension Amendment Proposal plays a crucial role in mitigating the risk of premature liquidation. By allowing the Company to extend the business combination timeline as needed, the investments are given adequate time to mature. This approach prevents the scenario where the Company might have to liquidate prematurely if a suitable business combination is not finalized within a rigid, shorter timeframe. The ability to mature the investments properly can lead to higher returns for shareholders, as it ensures that only well-considered and potentially profitable business combinations are pursued, ultimately benefiting the Company and its investors. The flexible extension framework mitigates the risk of premature liquidation, allowing investments adequate time to mature and potentially leading to higher returns for shareholders.

Vote Required for Approval

The approval of the Extension Amendment Proposal requires the affirmative vote of a majority of the holders of all the outstanding shares of common stock as of the Record Date.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE EXTENSION AMENDMENT PROPOSAL.

PROPOSAL 2: RATIFICATION OF THE ACQUISITION CRITERIA EXPANSION PROPOSAL

Overview

This proposal seeks to modify the Company’s acquisition criteria to include entities whose principal business operations are based in the geographical regions of China, Hong Kong, and Macau.

The rationale behind this proposal is to broaden the scope of potential business combinations by tapping into the vibrant and dynamic markets of China, Hong Kong, and Macau. These regions are recognized for their rapid economic growth, innovation, and the presence of numerous high-potential companies across various sectors. By expanding our geographical focus, the Company aims to access a wider array of business opportunities that could yield substantial returns.

This strategic expansion is designed to position the Company advantageously within a more diverse market environment, thereby enhancing our potential for growth and value creation. It aligns with our objective to pursue investments that can significantly enhance shareholder value through strategic market diversification.

Reasons for the Acquisition Criteria Expansion Proposal

Access to High-Growth Markets

Expanding our acquisition criteria to include China, Hong Kong, and Macau opens the door to some of the world’s fastest-growing economies. These regions are hubs for innovation and economic development, enabling the Company to identify and target companies that are leaders or emerging leaders in their fields, presenting high-potential options for successful business combinations.

Potential for Higher Returns

The markets in China, Hong Kong, and Macau are not only expansive and continuously expanding but also teeming with high-growth enterprises that are often at the forefront of technological and commercial innovation. Engaging with these markets opens the door to lucrative deals that have the potential for substantial financial returns. Investing in or merging with companies in these vibrant economies could significantly boost Company’s performance and shareholder value through successful integrations and the leveraging of new market opportunities.

If the Acquisition Criteria Expansion Proposal is Not Approved

Limited Market Access

By not approving the Acquisition Criteria Expansion Proposal, the Company will be constrained to its current geographic operational areas and will miss the opportunity to explore the vibrant and expanding markets of China, Hong Kong, and Macau. These regions are hubs of innovation and economic growth, hosting numerous companies with high potential for lucrative business combinations. By excluding these markets, the Company will not only pass up immediate investment opportunities but also lose potential long-term footholds in key global markets that are critical for future expansion and profitability.

Reduced Competitive Edge

If the Acquisition Criteria Expansion Proposal is not approved, the Company would be prevented from competing with other investment entities that are broadening their reach into Asia. Competitors who engage with markets in China, Hong Kong, and Macau gain access to a wide array of emerging companies and industries, which could offer significant investment returns. These regions foster a competitive advantage through their rapid economic growth and substantial market size, enabling competitors to identify and secure high-potential business combinations more effectively. Without access to these markets, the Company may struggle to find equally promising opportunities, potentially limiting its growth and diminishing its appeal to shareholders.

If the Acquisition Criteria Expansion Proposal is Approved

Broader Selection of Target Companies

Expanding the acquisition criteria to include China, Hong Kong, and Macau allows the Company to access a vast and varied market of potential target companies. These regions are characterized by their robust economies and innovation-driven sectors such as technology, finance, and manufacturing. By broadening the geographical scope, the Company can explore opportunities with companies that have strong growth trajectories, advanced technologies, and substantial market reach, thereby enhancing the quality and suitability of potential business combinations.

Enhanced Competitive Advantage

By positioning itself in these high-growth markets, the Company not only accesses a richer pool of targets but also stands out among competitors who may not have similar geographic reach. The dynamic business environments of China, Hong Kong, and Macau are fertile grounds for finding undiscovered or undervalued businesses with potential for significant value creation. This strategic advantage allows the Company to execute acquisitions that can deliver substantial returns and growth, differentiating it from other investment vehicles limited to more saturated or slower-growing markets.

Increased Investor Interest and Shareholder Value

Incorporating China, Hong Kong, and Macau into the Company’s acquisition criteria could significantly boost investor interest. Investors are often attracted to companies that offer a diverse and potentially lucrative portfolio of investment opportunities, especially in regions known for economic vitality and innovation. Enhanced investor interest can lead to increased demand for the Company’s shares, potentially driving up their market value. For shareholders, this not only means potential capital appreciation but also positions the Company as a forward-thinking investment that aligns with global economic shifts towards Asian markets. This strategic alignment can translate into long-term gains, reinforcing the Company’s commitment to maximizing shareholder value.

Vote Required for Approval

The approval of the Extension Amendment Proposal requires the affirmative vote of a majority of the holders of all the outstanding shares of common stock as of the Record Date.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE EXTENSION AMENDMENT PROPOSAL.

OTHER BUSINESS

As of the date of this Proxy Statement, our management has no knowledge of any business that may be presented for consideration at the Special Meeting, other than that described above. As to other business, if any, that may properly come before the Special Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Proxy Statement, except for any information that is superseded by information that is included directly in this Proxy Statement or in any other subsequently filed document that also is incorporated by reference herein.

This Proxy Statement incorporates by reference our Special Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 25, 2024.

VOTING SUBMISSION

To the Stockholders of Quetta Acquisition Corporation:

The Special Meeting of Stockholders (“Special Meeting”) of Quetta Acquisition Corporation will be held as a virtual meeting on [●], 2025, at [●] Eastern Time, to vote on the following matters:

The proxy statement contains information regarding the Special Meeting, including information on the matters to be voted on prior to and during the Special Meeting. You can access our proxy statement and the 2023 Special report and vote at www.proxyvote.com.

Your vote is important. Whether or not you expect to attend the Special Meeting, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.

You will be able to attend the Special Meeting via live audio webcast by visiting Company’s virtual meeting website at www.[●] on [●], 2025, at [●] Eastern Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials that you received. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website. Further instructions on how to attend and participate in the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Sincerely,

Hui Chen, Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and Special Report are available at www.proxyvote.com.

ANNEX A:

THE THIRD AMENDMENT AND RESTATED TO THE CERTIFICATE OF INCORPORATION

THE THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUETTA ACQUISITION CORPORATION

Pursuant to Section 242 and 245 of the

Delaware General Corporation Law

Quetta Acquisition Corporation, a corporation existing under the laws of the State of Delaware, by its Chief Executive Officer, hereby certifies as follows:

1.	The name of the corporation is Quetta Acquisition Corporation

2.	The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 1, 2023.

3.	This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4.	This Amended and Restated Certificate of Incorporation was duly adopted by the written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5.	The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is Quetta Acquisition Corporation (hereinafter called the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 254 Chapman Rd, Ste 209, Newark, DE 19702. The name of its registered agent at that address is Corporate Creations Network Inc.

THIRD: The total number of shares of stock which the Corporation is authorized to issue is 20,000,000 shares having a par value of $0.0001 per share.

FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

FIFTH: The name and mailing address of the incorporator is Lovette Dobson.

SIXTH: This Article Sixth shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination” (as defined below). A “Business Combination” shall mean any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination involving the Corporation and one or more businesses or entities (“Target Business”), or entering into contractual arrangements that give the Corporation control over such a Target Business, and, if the Corporation is then listed on a national securities exchange, the Target Business has a fair market value equal to at least 80% of the balance in the Trust Fund (as defined below), less any deferred underwriting commissions and taxes payable on interest earned, at the time of signing a definitive agreement in connection with the initial Business Combination. “IPO Shares” shall mean the shares sold pursuant to the registration statement on Form S-1 (“Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) in connection with the Corporation’s initial public offering (“IPO”).

Annex A-1

A.	Prior to the consummation of a Business Combination, the Corporation shall either (i) submit any Business Combination to its holders of common stock for approval (“Proxy Solicitation”) pursuant to the proxy rules promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or (ii) provide its holders of IPO Shares with the opportunity to sell their shares to the Corporation by means of a tender offer (“Tender Offer”).

B.	If the Corporation engages in a Proxy Solicitation with respect to a Business Combination, the Corporation will consummate the Business Combination only if a majority of the then outstanding shares of common stock present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination.

C.	In the event that a Business Combination is consummated by the Corporation or the Corporation holds a vote of its stockholders to amend its Certificate of Incorporation, any holder of IPO Shares who (i) voted on the proposal to approve such Business Combination or amend the Certificate of Incorporation, whether such holder voted in favor or against such Business Combination or amendment, and followed the procedures contained in the proxy materials to perfect the holder’s right to convert the holder’s IPO Shares into cash, if any, or (ii) tendered the holder’s IPO Shares as specified in the tender offer materials therefore, shall be entitled to receive the Conversion Price (as defined below) in exchange for the holder’s IPO Shares. The Corporation shall, promptly after consummation of the Business Combination or the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, convert such shares into cash at a per share price equal to the quotient determined by dividing (i) the amount then held in the Trust Fund (as defined below) plus interest earned, less any interest released to pay income taxes owed on such funds but not yet paid, calculated as of two business days prior to the consummation of the Business Combination or the filing of the amendment, as applicable, by (ii) the total number of IPO Shares then outstanding (such price being referred to as the “Conversion Price”). “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which the amount specified in the Registration Statement is deposited. Notwithstanding the foregoing, a holder of IPO Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (“Group”) with, will be restricted from demanding conversion in connection with a proposed Business Combination with respect to 20.0% or more of the IPO Shares. Accordingly, all IPO Shares beneficially owned by such holder or any other person with whom such holder is acting in concert or as a Group with in excess of 20.0% or more of the IPO Shares will remain outstanding following consummation of such Business Combination in the name of the stockholder and not be converted.

D.	The Company may elect to extend the period for consummating a business combination between the Combination Period month-by-month each time for a total of up to thirty six (36) months from the consummation of the Company’s initial public offering. Each month’s extension requires the Company to deposit $60,000 into the Corporation’s trust account under the terms of the Investment Management Trust Agreement with Continental Stock Transfer & Trust Company. In the event that the Corporation does not consummate a Business Combination by (i) 9 months from the consummation of the IPO or (ii) up to thirty six (36) months from the consummation of the IPO if the Corporation elects to extend the amount of time to complete a Business Combination in accordance with the terms of the Investment Management Trust Agreement between the Corporation and Continental Stock Transfer & Trust Company (in any case, such date being referred to as the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash for a redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the board of directors pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law. In such event, the per share redemption price shall be equal to a pro rata share of the Trust Account plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Corporation to pay its taxes divided by the total number of IPO Shares then outstanding.

Annex A-2

E.	A holder of IPO Shares shall only be entitled to receive distributions from the Trust Fund in the event (i) he demands conversion of his shares in accordance with paragraph C above, or (ii) that the Corporation has not consummated a Business Combination by the Termination Date as described in paragraph E above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

F.	Other than the IPO Shares, prior to a Business Combination, the board of directors may not issue any securities which participate in or are otherwise entitled in any manner to any of the proceeds in the Trust Fund or which vote as a class with the common stock on a Business Combination.

G.	Unless and until the Corporation has consummated its initial Business Combination as permitted under this Article Sixth, the Corporation may not consummate any other business combination transaction, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, transaction or otherwise. The Corporation shall not consummate a Business Combination with an entity that is affiliated with any of the Corporation’s officers, directors or sponsors unless the Corporation has obtained an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such a Business Combination is fair to the Corporation from a financial point of view and a majority of the Corporation’s disinterested independent directors approve such Business Combination.

H.	If any amendment is made to this Article Sixth that would modify the substance or timing of the Corporation’s obligation to provide for the conversion of the IPO Shares in connection with an initial Business Combination or to redeem 100% of the IPO Shares if (A) the Corporation has not consummated an initial Business Combination within nine (9) months (or up to thirty six (36) months) from the date of the consummation of the IPO or (B) with respect to any other provision in this Article Sixth, the holders of IPO Shares shall be provided with the opportunity to redeem their IPO Shares upon the approval of any such amendment, at the per-share price specified in paragraph C.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.	Election of directors need not be by ballot unless the bylaws of the Corporation so provide.

B.	The board of directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the bylaws of the Corporation as provided in the bylaws of the Corporation.

C.	The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D.	In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Amended and Restated Certificate of Incorporation, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

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E.	Any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of more than 60% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:

A.	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.	The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

C.	Notwithstanding the foregoing provisions of this Article Eighth, no indemnification nor advancement of expenses will extend to any claims made by the Corporation’s officers and directors to cover any loss that such individuals may sustain as a result of such individuals’ agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by the Corporation for services rendered or contracted for or products sold to the Corporation, as described in the Registration Statement.

NINTH:

A.	Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the GCL or this Amended and Restated Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Exchange Act or Securities Act of 1933, as amended.

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B.	If any action the subject matter of which is within the scope of Paragraph A of this Article Ninth immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Paragraph A of this Article Ninth immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

C.	If any provision or provisions of this Article Ninth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Ninth (including, without limitation, each portion of any sentence of this Article Ninth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Ninth.

TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by Hui Chen, its Chief Executive Officer, as of the [●] day of [●].

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
QUETTA ACQUISITION CORPORATION

The undersigned hereby appoints [●] and [●] with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Quetta Acquisition Corporation. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held on [●], 2025 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

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